UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2012

GBS ENTERPRISES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane

Woodstock, GA 30189

(Address of Principal Executive Offices)

(Zip Code)

(404) 474-7256

(Registrant's Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Philip Magri, Esq.

The Sourlis Law Firm

130 Maple Avenue, Suite 9B2

Red Bank, New Jersey 07701

T: (732) 530-9007

F: (732) 530-9008

philmagri@sourlislaw.com

www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 13, 2012, GBS Enterprises Incorporated, a Nevada corporation (the “Company”), entered into a Note Purchase and Security Agreement with John A. Moore, a member of the Board of Directors of the Company, and his wife (collectively, the “Lender”) pursuant to which the Company sold a secured promissory note (the “Note”) to the Lender in the aggregate principal amount of $1,000,000 bearing interest at a rate of 20% per year and maturing on the first anniversary date of the date of issuance with a 2% prepayment penalty. To secure the obligations of the Company under the Note, the Company granted the Lender a first priority security interest in the accounts receivable (the “Collateral”) of the Company and its subsidiaries located in the United States of America on a one-for-one (1:1) basis. Upon an Event of Default (as defined below), unless cured by the Company within thirty (30) days after notice is given by the Lender, the entire principal balance and accrued interest outstanding under the Note, and all other obligations of the Company under the Note, shall be immediately due and payable without any action on the part of the Lender, and the Lender shall be entitled to seek and institute any and all remedies available to it. Notwithstanding the foregoing, upon an Event of Default, the Lender may, in his sole discretion, elect to convert any amount outstanding and payable under the Note into an amount of shares of Common Stock of the Company at a rate of $0.45 per share.

Pursuant to the terms and conditions of the Note, an “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to the Note within ten (10) days of the date due as prescribed herein; (ii) the value of the Collateral is less than the outstanding principal amount under the Note; (iii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Lender under the Note, or any other related agreements hereunder between the Company and the Lender of even date herewith which is not cured by the Company by any applicable cure period therein, (iv) a breach of any representations or warranties, or (v) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction.

In connection with the Note Purchase and Security Agreement, the Company also issued the Lender a warrant to purchase 100,000 shares of Common Stock of the Company from the date of issuance until the third anniversary date of the date of issuance for $0.35 per share (the “Warrant”).

The Company issued the Note and the Warrant pursuant to Section 4(2) of the Securities Act due to the fact that the issuance was isolated and did not involve a public offering of securities.

A copy of the Note Purchase and Security Agreement, including exhibits thereto, is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

10.1	Note Purchase and Security Agreement, dated August 13, 2012, by and between GBS Enterprises Incorporated and John A. Moore, Jr. and Annedenise M. Moore

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Gary D. MacDonald
Gary D. MacDonald
Interim Chief Executive Officer
(Principal Executive Officer)
Dated: August 16, 2012